EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b)
UNDER THE SECURITIES EXCHANGE ACT AND 18 U.S.C. 1350

I, Peter G. Dornau, Chief Executive Officer of Ocean Bio-Chem, Inc. (the "Company"), hereby certify that, based on my knowledge:

1.
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

	By:	/s/ Peter G. Dornau
Peter G. Dornau
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)
Dated: April 1, 2013